UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-12935		20-0467835
(Commission File Number)		(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas		75024
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000

_____________________N/A______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2006, Denbury Resources Inc. (the “Company” or “Denbury”) completed its previously announced acquisition of three producing oil properties that are future potential carbon dioxide (“CO2”) tertiary oil flood candidates from partnerships affiliated with Merit Energy Company. The assets include controlling interests in three fields: Tinsley Field approximately 40 miles northwest of Jackson, Mississippi; Citronelle Field in Southwest Alabama, and the smaller South Cypress Creek Field near the Company’s Eucutta Field in Eastern Mississippi.

The preliminary adjusted purchase price is approximately $248 million, after adjusting for interim net cash flow and minor purchase price adjustments. The acquisition was funded with the $150 million of senior subordinated notes issued in December 2005 and bank financing under the Company’s existing credit facility, bringing the currently outstanding balance of the Company’s bank debt to approximately $100 million.

The acquisition includes an eight inch pipeline (currently being used for natural gas storage) from the Company’s Jackson Dome area to Tinsley Field. The Company plans to initially use this pipeline to transport CO2 to the Tinsley Field. The Company anticipates commencing initial tertiary development work at Tinsley Field in 2006 at a preliminarily estimated cost of $19 million, with more extensive development planned for 2007.

In order to transport CO2 to Citronelle Field in Alabama, a 60 to 70 mile extension will need to be added to the Company’s nearly-completed Free State CO2 pipeline between Jackson Dome and the Company’s Eastern Mississippi Eucutta Field. The Company is still reviewing Citronelle Field and has not yet determined a definitive timetable for tertiary development of Citronelle.

South Cypress Creek is a small field in Eastern Mississippi and will likely be developed after initial development of the Tinsley and Citronelle fields as an additional project for the Company’s Eastern Mississippi Phase II CO2 project.

These three fields are currently producing approximately 2,200 BOE/d net to the acquired interests, and have proved reserves of approximately 14.4 million BOEs.

Denbury will operate all three fields and owns the majority of the working interests.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

If required pursuant to the provisions of Sections 3-05 and 1-02(w) of Regulation S-X, financial statements of the acquired business will be filed within 71 days after the date that this initial report on Form 8-K must be filed, which is to be determined upon completion of the Company’s audited financial statements for the year ended December 31, 2005.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1

Purchase and Sale Agreement dated as of November 9, 2005, by and among Merit Management Partners I, L.P., Merit Energy Partners III, L.P., and Merit Energy Partners D-III, L.P., and Denbury Onshore, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc.

(Registrant)

Date: February 3, 2006	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief
Financial Officer